Exhibit (d)(13)

AMENDMENT TO

EMPLOYMENT AGREEMENT

This amendment (the “Amendment”), to the Amended and Restated Employment Agreement dated March 19, 2004 (the “Employment Agreement”), made by and among Duane Reade Acquisition Corp., a Delaware corporation (f/k/a Rex Corner Acquisition Corp., the “Merger Sub”), Duane Reade Holdings, Inc., a Delaware corporation (f/k/a Rex Corner Holdings, Inc., “Holdings”), Duane Reade Shareholders, LLC, a Delaware limited liability company (f/k/a Rex Corner Holdings, LLC, “Parent”) and Mr. Anthony J. Cuti (the “Executive”) is made as of June 18, 2004, by and among Merger Sub, Holdings, Parent and the Executive.  Any capitalized term used herein but not defined shall have the meaning ascribed to such term in the Employment Agreement.

W  I  T  N  E  S  S  E  T  H  :

WHEREAS, the parties have entered into the Employment Agreement, which provides for the terms and conditions of the Executive’s employment with the Company from and after the Effective Date; and

WHEREAS, the parties desire to amend the Employment Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Section 9(b) of the Employment Agreement is hereby amended (a) to replace the settlement payment of $5,863,335, as set forth in the first sentence of such section with a settlement payment of $4,962,286; (b) to delete the proviso at the end of the first sentence in its entirety and (c)  to add the following immediately after the words "Effective Date": "It being understood that there shall be no further dispositions or exercises of the Executive's options after the date hereof; provided that this restriction shall no longer apply after the Termination Date set forth in the Merger Agreement, as amended as of June 18, 2004."

2.             All other provisions of the Employment Agreement shall remain unchanged and in full force and effect.

3.             This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of the Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

ANTHONY J. CUTI
/s/ Anthony J. Cuti
Anthony J. Cuti
440 Ninth Avenue
New York, New York 10001
DUANE READE ACQUISITION CORP.

		By:	/s/ Andrew J. Nathanson
Name: Andrew J. Nathanson
Title: Vice President

DUANE READE HOLDINGS, INC.

		By:	/s/ Andrew J. Nathanson
Name: Andrew J. Nathanson
Title: Vice President

DUANE READE SHAREHOLDERS, LLC

		By:	/s/ Andrew J. Nathanson
Name: Andrew J. Nathanson
Title: Vice President

Executive’s Designated Beneficiary:

/s/ Eileen Cuti
Eileen Cuti
Relationship: Spouse
Address:	45 Ackerman Road;
Saddle River, NJ 07458